EXHIBIT 32.2 – CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”) of Clear Channel Outdoor Holdings, Inc. (the “Company”). The undersigned hereby certifies that to his knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 25, 2016

By:         /s/ RICHARD J. BRESSLER

Name:    Richard J. Bressler

Title:       Chief Financial Officer